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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2011

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HSBC USA INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-7436

Maryland	13-2764867
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
452 Fifth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212-525-5000)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

HSBC Bank USA, National Association (the “Bank”), the registrant's primary subsidiary, is subject to supervision and examination by the Office of the Comptroller of the Currency.  The Bank is required to submit certain reports entitled “Consolidated Reports of Condition and Income” (each, a “Call Report” and collectively, the “Call Reports”). The Bank's Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council (the “FFIEC”) and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which each such Call Report relates. The publicly available portions of the Bank's Call Reports are on file with the FFIEC and available on the FFIEC’s Central Data Repository Public Data Distribution website at https://cdr.ffiec.gov/public/.

On February 4, 2011, the Bank filed its Call Report for the period ended December 31, 2010.  The registrant anticipates the Call Report will be available on the FFIEC’s Central Data Repository Public Data Distribution website on or about February 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA INC. By: /s/ MICK FORDE
Mick Forde Senior Vice President, Deputy General Counsel-Corporate and Assistant Secretary

Dated:  February 4, 2011